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                                                                    EXHIBIT 10.7
                                                                            FORM

                                 PNC BANK CORP.

                      1996 LONG-TERM INCENTIVE AWARD PLAN

                                     * * *

                           INCENTIVE SHARE AGREEMENT

GRANTEE:

DATE OF GRANT: June 22, 1995

INCENTIVE SHARES:

     1. Definitions. Terms defined in the 1992 Long-Term Incentive Award Plan ("Plan") of PNC Bank Corp. ("Corporation") are used in this Agreement as defined in the Plan unless otherwise defined in this Agreement. In addition, except where the context otherwise indicates, the following definitions apply:

     1.1 "Award Date" means the first Business Day following the achievement of a Performance Goal.

     1.21 "Awarded Shares" has the meaning set forth in Section 3.1.

     1.3 "Business Day" means any day when the New York Stock Exchange is open for this Agreement.

     1.4 "Grant" means the total number of Incentive Shares granted pursuant to
Section 2 of this agreement.

     1.5 "Performance Goal" means any consecutive twenty Business Day period during which the average of the closing prices of a share of Common Stock in New York Stock Exchange composite transactions, as reported in The Wall Street Journal or other authoritative source, equals or exceeds $32.00 (for fifty percent (50%) of the Grant) and $35.00 (for the remaining fifty percent (50%) of the Grant) and the closing price of a share of Common Stock on the first Business Day of each such period as reported in the foregoing manner is at least $32.00 and $35.00, respectively.

     1.6 "Restricted Period" means the period that begins on an Award Date and ends two years after the Award Date.

     1.7 "Termination Date" means the twentieth (20th) Business Day in January, 1999.

     2. Grant of Incentive Shares. Pursuant to Article 12 of the Plan and subject to the terms and conditions of this Agreement, the Corporation hereby grants to the Grantee named above that number of shares of Common Stock specified above as Incentive Shares.

     3. Terms of Grant. The Grant shall be subject to the following terms and conditions.

     3.1 Upon the achievement of a Performance Goal prior to the Termination Date and provided the Grantee has been continuously employed by the Corporation or a Subsidiary for the period beginning on the Date of Grant trough to the applicable Award Date, the Corporation shall issue to the Grantee on such Award Date fifty percent (50%) of the Incentive Shares (or one hundred percent (100%) of the Incentive Shares if the Award Date is the same for both Goals), which Shares shall be deposited with the Corporation or its designee during the term of the applicable Restricted Period (such Incentive Shares issued on the

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Award Date shall hereinafter be referred to as "Awarded Shares"), unless issued sooner as provided in Section 6 below, and the certificates representing such Shares shall contain the following legend:

"This certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture and restrictions against transfer) contained in the PNC Bank Corp. 1992 Long-Term Incentive Award Plan and an Agreement entered into between the registered owner and PNC Bank Corp. Release from such terms and conditions shall be made only in accordance with the provisions of the Plan and the Agreement, a copy of each of which is on file in the office of the Corporate Secretary of PNC Bank Corp."

     3.2 If the Grantee has been continuously employed by the Corporation or a Subsidiary throughout the Restricted Period, the Awarded Shares deposited with the Corporation or its designee shall be reissued to the Grantee as soon as practicable following the end of the Restricted Period pursuant to Section 7 below.

     3.3 If a Performance Goal is not achieved prior to the Termination Date, none of the Incentive Shares relating to that Performance Goal (i.e., fifty percent (50%) of the Grant) shall be issued to the Grantee and that portion of the Grant relating to that Performance Goal shall be terminated.

     4. Rights as Shareholder. Except as provided in Section 5 below, the Grantee shall have all the rights and privileges of a shareholder with respect to the Awarded Shares including, but not limited to, the right to vote the Awarded Shares and the right to receive dividends thereon. All such rights and privileges shall cease upon forfeiture of the Awarded Shares.

     5. Prohibitions Against Sale, Assignment, etc. The Grant, Awarded Shares, the right to vote Awarded Shares and the right to receive dividends thereon may not be sold, assigned, transferred, exchanged, pledged, hypothecated or otherwise encumbered until (except with respect to the Grant) reissued by the Corporation to the Grantee pursuant to Section 7 below.

     6. Forfeiture. In the event the Grantee's employment with the Corporation or a Subsidiary terminated prior to the lapse of a Restricted Period. All Awarded Shares shall be forfeited by the Grantee to the Corporation without payment of any consideration by the Corporation, and neither the Grantee nor any successor, heirs, assigns or personal representatives of the Grantee shall thereafter have any further rights or interest in the Awarded Shares or the certificates representing the Awarded Shares. Notwithstanding the foregoing, in the event of the Grantee's death or substantial disability during a Restricted Period, all Awarded Shares will be reissued by the Corporation to the Grantee or his or her legal representative pursuant to Section 7 below. In the event of the Grantee's retirement during a Restricted Period, all Awarded Shares will be forfeited, unless the Committee determines that such Awarded Shares shall be reissued by the Corporation to the Grantee in light of the facts and circumstances applicable to the Grantee.

     7. Termination of Prohibitions. In the event of the Grantee's death, disability or retirement during the periods described in Section 6 (and subject to the Committee's discretion, if any, as described in such Section), the Corporation shall reissue, the certificate representing such Awarded Shares without the legend referred to in Subsection 3.1 above and shall deliver such certificate to the Grantee or his or her legal representative.

     8. Payment of Withholding. The Grantee may satisfy any applicable federal, state or local income tax withholding requirements arising from the vesting (and, hence, reissuance) of Awarded Shares pursuant to this Agreement by payment of cash or through retention by the Corporation of Awarded Shares then to be reissued to the Grantee hereunder or by delivery to the Corporation of previously acquired shares of Common Stock.

     9. Employment. Neither the granting of the Incentive Shares evidenced by this Agreement nor any term or provision of this Agreement shall constitute or be evidence of any understanding, expressed or implied, on the part of the Corporation or any Subsidiary to employ the Grantee for any period or in any way alter the Grantee's status as an employee at will.

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     10. Termination. The Grant and this Agreement shall terminate upon the occurrence of the following events (whichever occurs first): the Grantee's employment with the Corporation or a Subsidiary terminates, the Termination Date (if no Restricted Periods are in existence on such Date) or the issuance of all Awarded Shares.

     11. Subject to the Plan and the Committee. The Grant and this Agreement are subject to the terms and conditions of the Plan, which are incorporated herein by reference and made a part hereof, but the terms of the Plan shall not be considered an enlargement of any benefits under this Agreement. In addition, the Grant and this Agreement are subject to any interpretations of or any rules and regulations issued by the Committee.

     IN WITNESS WHEREOF, the Corporation has caused this Agreement to be signed on its behalf as of the 22nd day of June, 1995.

ATTEST:                                       PNC BANK CORP.

________________________________              By:_______________________________
William F. Strome                                 Thomas H. O'Brien

Accepted and agreed to as of the ____ day of ________, 1995.


                                              ______________________________
                                              Grantee


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                                 PNC BANK CORP.

                     AMENDMENT TO INCENTIVE SHARE AGREEMENT

     PNC Bank Corp. (the "Corporation") and the undersigned officer of the Corporation hereby amend Section 1.6 of the Incentive Share Agreement between the undersigned and the Corporation granted as of June 22, 1995 pursuant to the Company's 1992 Long-Term Incentive Award Plan with respect to _________ shares of the Corporation's common stock to read in its entirety as follows:


          1.6 "Restricted Period" means the period that begins on an Award Date and ends on the earlier to occur of (i) the second anniversary of the Award Date and (ii) the day immediately preceding the date of a termination of the Grantee's employment that entitles the Grantee, pursuant to the agreement between the Corporation and the Grantee dated as of November 21, 1996, and relating to change in control events, to "Severance Benefits," as such term is defined in such agreement. Notwithstanding the preceding sentence, the Restricted Period shall not end, as a result of clause (ii) of the preceding sentence, prior to November 5, 1998, unless the Corporation receives advice from its outside auditors that such termination of the Restricted Period would not prevent accounting for a business combination as a pooling of interests if such accounting treatment is desired by the Corporation.


     IN WITNESS WHEREOF, the parties have executed this amendment as of the 21st day of November, 1996.

                                         PNC BANK CORP.


                                         By: _____________________________
                                             William E. Rosner
                                             Senior Vice President


                                               ______________________________
                                         Name: [Grantee]


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